EXHIBIT 107.1 Calculation of Filing Fee Tables
S-8
CoinShares PLC

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Ordinary shares, no par value per share	Other	14,495,822	$ 4.015	$ 58,200,725.33	0.000087	$ 5,063.46
Total Offering Amounts:						$ 58,200,725.33		$ 5,063.46
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 5,063.46

Offering Note

[1]

Covers ordinary shares, no par value, of CoinShares PLC (“Ordinary Shares”), issuable under the CoinShares PLC 2026 Equity Incentive Plan (together with each sub-plan, appendix and set of regional terms adopted thereunder, the “Plan”), consisting of 14,495,822 Ordinary Shares initially available for awards under the Plan. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), the Registration Statement on Form S-8 (the “Registration Statement”) to which this exhibit relates also covers an indeterminate number of additional Ordinary Shares that may become issuable under the Plan to prevent dilution resulting from share dividends, share splits, and other similar transactions.

Estimated solely for calculating the registration fee, pursuant to paragraphs (c) and (h) of Rule 457 under the Securities Act. The amount of the registration fee is based on a price of $4.015 per share, which is the average of the high and low prices of the Ordinary Shares on Nasdaq on October 15, 2026.

The Registrant does not have any fee offsets.

Table 2: Fee Offset Claims and Sources	☑Not Applicable

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources